UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENACT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-1579166
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8325 Six Forks Road Raleigh, North Carolina 27615
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐
Securities Act registration statement file number to which this form relates: 333-255345
Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1.Description of Registrant’s Securities to be Registered.
The securities to be registered hereby is common stock, par value $0.01 (the “Common Stock”) of Enact Holdings, Inc. (the “Registrant”). For a description of the Common Stock to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-255345), filed with the U.S. Securities and Exchange Commission on May 4, 2021, as amended from time to time (the “Registration Statement”) to which this Form 8-A relates, and which is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.
Item 2.Exhibits.
Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 10, 2021

Enact Holdings, Inc.

By:	/s/ Evan Stolove
	Name:	Evan Stolove
	Title:	Executive Vice President,
General Counsel and Secretary
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